                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

            EMPLOYMENT  AGREEMENT dated August 27, 2007, effective as of July 1,
2007, by and between FIRSTPLUS  FINANCIAL GROUP, INC., a Nevada corporation with its principal office at 122 W. John Carpenter Freeway,  Suite 450, Irving, Texas
75039 (the "Company"),  and WILLIAM HANDLEY,  residing at 9911 S.W. 48th Street,
Miami, Florida 33139 (the "Employee").

                              W I T N E S S E T H:

            WHEREAS,  the Company  desires to employ the Employee for the period provided in this Agreement and the Employee is willing to accept such employment with the  Company on a full-time  basis,  all in  accordance  with the terms and conditions set forth below.

            NOW, THEREFORE,  for and in consideration of the premises hereof and the mutual covenants  contained herein, the parties hereto covenant and agree as follows:

            1.    EMPLOYMENT.

                  (a) The Company hereby employs the Employee,  and the Employee hereby  accepts such  employment  with the Company,  for the period set forth in
Section 2 hereof, all upon the terms and conditions hereinafter set forth.

                  (b) The Employee  affirms and  represents  that he is under no obligation to any former employer or other party that is in any way inconsistent with,  or that  imposes any  restriction  upon,  the  Employee's  acceptance  of employment  hereunder  with the Company,  the  employment of the Employee by the
Company, or the Employee's undertakings under this Agreement.

            2.    TERM OF EMPLOYMENT.

                  (a) Unless earlier  terminated as provided in this  Agreement, the term of the Employee's employment under this Agreement shall be for a period beginning on the effective date hereof and ending on June 30, 2009 (the "Initial
Term").

                  (b) The term of the Employee's employment under this Agreement shall be  automatically  renewed for additional  one-year terms (each a "Renewal
Term") upon the  expiration  of the Initial  Term or any Renewal Term unless the
Company or the  Employee  delivers  to the other,  at least 90 days prior to the expiration of the Initial Term or the then current Renewal Term, as the case may be, a written notice specifying that the term of the Employee's  employment will not be renewed at the end of the Initial Term or such Renewal  Term, as the case may be. The period  from the date  hereof  until June 30,  2009 or, in the event that the  Employee's  employment  hereunder  is earlier  terminated  as provided herein or renewed as  provided  in this  Section  2(b),  such  shorter or longer period, as the case may be, is hereinafter called the "Employment Term."

            3.    DUTIES.  The  Employee  shall be employed  as Chief  Financial
Officer,  Vice  President and Treasurer of the Company and shall  faithfully and competently  perform such duties  consistent  with such position as the Board of
Directors of the Company shall from time to time  determine.  The Employee shall perform his duties  principally at the offices of the Company in Irving,  Texas, with  such  travel  to such  other  locations  from time to time as the Board of
Directors  may  reasonably  prescribe.  Except as may  otherwise  be approved in advance by the Board of  Directors of the Company,  and except  during  vacation periods and reasonable  periods of absence due to sickness,  personal  injury or other  disability or non-profit  public service  activities,  the Employee shall devote his full time throughout the Employment Term to the services  required of him hereunder.  The Employee shall render his business  services  exclusively to
the  Company  and  its  present  and  future  subsidiaries  (collectively,   the
"FIRSTPLUS  Companies")  during  the  Employment  Term  and  shall  use his best efforts,  judgment and energy to improve and advance the business and  interests of the  FIRSTPLUS  Companies  in a  manner  consistent  with the  duties  of his position.

            4.    COMPENSATION.   As   compensation   for   the   complete   and
satisfactory  performance by the Employee of the services to be performed by him hereunder during the Employment Term,

                  (a) the  Company  shall pay the  Employee a base salary at the annual rate of $145,000 (such amount, together with any increases thereto as may be determined  from time to time by the Board of Directors of the Company in its discretion but subject to the provisions of this  Agreement,  being  hereinafter referred to as "Salary").  Any Salary payable hereunder shall be paid at regular intervals in accordance with the Company's  payroll  practices from time to time in effect; and

                  (b) the  Company  shall  pay to the  Employee  such  incentive compensation and bonuses,  if any, (i) as the Board of Directors in its absolute discretion  may determine to award the Employee,  and (ii) to which the Employee may become entitled pursuant to the terms of any incentive compensation or bonus program,  plan or agreement  from time to time in effect and  applicable  to the
Employee.

            5.    OTHER  BENEFITS.  During the  Employment  Term,  the  Employee
shall:

                  (a) be eligible to participate in any medical and health plans or other employee  welfare benefit plans that may be provided by the Company for its senior  executive  employees in accordance  with the  provisions of any such plans, as the same may be in effect from time to time;

                  (b) be  entitled  to  accrue  three  weeks'  paid  time off in respect of each 12-month period during the term of his employment hereunder. The
Employee  shall  accrue  paid  time off at a rate of 1.25  days per  month.  The
Employee shall also be entitled to all paid holidays given by the Company to its senior executive employees;

                  (c) be eligible for consideration by the Board of Directors of the Company for awards of stock  options under any stock option plan that may be maintained  by the  Company for its and its  subsidiaries'  key  employees,  the amount of shares with respect to which options may be granted to the Employee to be in the sole  discretion  of the  Board of  Directors  of the  Company  or the
Compensation Committee thereof;

                  (d) be  entitled  to  sick  leave,  sick  pay  and  disability benefits in accordance  with any Company policy that may be applicable to senior executive employees from time to time in effect;

                  (e) be  entitled  to  reimbursement  for  all  reasonable  and necessary  out-of-pocket  business  expenses,  incurred  by the  Employee in the
performance   of  his  duties   hereunder  in  accordance   with  the  Company's
reimbursement policy from time to time in effect;

                  (f) be entitled to receive an automobile allowance of $350 per month;

                  (g) be  entitled to  reimbursement  for the actual cost of the
Employee's   cellular  telephone  usage  upon  the  Employee's   presentment  of
appropriate documentation thereof; and

                  (h) be entitled to coverage  under  directors'  and  officers'
liability  insurance  policies,  if any,  from  time to time  maintained  by the
Company for its  directors and officers  subject to the terms and  conditions of the  Indemnification  Agreement of even date herewith by and between the Company and the Employee.

            6.    CONFIDENTIAL  INFORMATION.  The Employee  and the Company,  as
applicable, hereby covenant, agree and acknowledge as follows:

                  (a) The  Company  hereby  agrees to  immediately  provide  the
Employee  with access to  unpublished  and  otherwise  confidential  information
("Confidential  Information")  both of a  technical  and  non-technical  nature, relating to the  business of the Company and any of its  parents,  subsidiaries, divisions  or  affiliates,  its  actual or  anticipated  business,  research  or development,  its  technology or the  implementation  or  exploitation  thereof, including  without  limitation  information  Employee and others have collected, obtained or created,  information  pertaining to customers,  accounts,  vendors, prices, costs, materials, processes, codes, material results, technology, system designs,  system  specifications,  materials of construction,  trade secrets and equipment  designs,  including  information  disclosed  to the Company by others under  agreements  to hold such  information  confidential.  Employee  agrees to observe  all  Company  policies  and  procedures  concerning  such  Confidential
Information.

                  (b) The Employee shall not disclose, use or make known for his or  another's  benefit any  Confidential  Information  or use such  Confidential
Information  in any way,  except as is in the best  interests  of the  FIRSTPLUS
Companies in the performance of the Employee's duties under this Agreement.  The
Employee may disclose  Confidential  Information  when required by a third party and applicable law or judicial  process,  but only after providing (i) immediate notice to the Company at any third party's request for such  information,  which notice shall include the  Employee's  intent with respect to such  request,  and
(ii)  sufficient  opportunity for the Company to challenge or limit the scope of the disclosure on behalf of the FIRSTPLUS Companies, the Employee or both.

                  (c) Upon the  request  of the  Company  at any  time,  or upon termination  of his  employment  with the Company for any reason,  the  Employee shall  forthwith  return to the Company all originals and copies of Confidential
Information in whatever form maintained (including, without limitation, computer discs and other electronic media).

                  (d) The  Employee  will  promptly  disclose to the Company any idea, invention, discovery, improvement, whether patentable or not, conceived or made by the Employee alone or with others at any time during his employment. The
Employee  agrees  that  the  Company  owns  any  idea,   invention,   discovery,
improvement,  whether  patentable or not, conceived or made by him alone or with others at any time during his employment,  and hereby assign and agree to assign to the Company all rights the Employee has or may acquire  therein and agrees to execute any and all  applications,  assignments  or other  instruments  relating thereto which the Company deems  necessary.  These  obligations  shall  continue beyond the  termination  of the  Employee's  employment  with  respect to ideas,
inventions,   discoveries  and  improvements  and  derivatives  of  such  ideas,
inventions,   discoveries  and  improvements,   conceived  or  made  during  the
Employee's  employment  with the  Company.  The  Employee  understands  that the obligation  to  assign  his  inventions  to the  Company  shall not apply to any invention  which is developed  entirely on his own time without using any of the
Company's  equipment,  supplies,  facilities,  and/or  Confidential  Information unless such  invention  (a) relates in any way to the business or to the current or anticipated research or development of the Company, or (b) results in any way from the Employee's work at the Company.

                  (e) The Employee will not assert any rights to any  invention, discovery, idea or improvement relating to the business of the Company or to his duties  hereunder  as having  been made or acquired by him prior to his work for the  Company,  except for the matters,  if any,  described in Appendix A to this
Agreement.

                  (f) At the Company's request and expense,  the Employee agrees to assist in protecting the Company's right in any idea,  discovery,  invention, improvement or copyright  owned by him pursuant to 6(e) above, or to be assigned to the Company  pursuant to this  Agreement.  The Employee  hereby appoints each executive officer of the Company, acting severally, as his attorney-in-fact with full power of substitution  for him and in his name, place and stead, in any and all  capacities,  to execute any and all documents or other  instruments  in his name and to take such other  actions as may be  necessary or advisable to effect any such assignment to the Company. The Employee further agrees, that without in any way limiting the rights of the Company under this  Agreement,  that any work created by the Employee in the course of his  employment  shall be  considered a
"work made for hire"  created  for the  benefit of the  Company to the extent it could be considered as such.

                  (g) If the Company  does not wish to retain  ownership  of any such idea, discovery,  invention or improvement,  or copyright, and the Employee wishes to use or develop same for his own benefit,  the Employee will obtain the
Company's written permission before doing so.

            7. TERMINATION.

                  (a) The Employee's  employment  hereunder  shall be terminated upon the occurrence of any of the following:

                        (i) the death of the Employee;

                        (ii) the Employee's inability to perform his duties
on account of disability or incapacity for a period of 120 or more days, whether or not consecutive, within any period of 12 consecutive months;

                        (iii) the Company giving written notice, at any time,
to the  Employee  that  the  Employee's  employment  is being  terminated  for
"cause" (as defined below); or

                        (iv) the Company giving written notice, at any time,
to the Employee that the Employee's  employment is being  terminated  other than pursuant to clause (i), (ii) or (iii) above.

            The  following  actions,  failures  and events by or  affecting  the
Employee shall constitute  "cause" for termination  within the meaning of clause
(iii) above:  (A) a conviction  of the Employee of, or the entering of a plea of
NOLO CONTENDERE by the Employee with respect to, having committed a felony,  (B)
use of  controlled  substances  or  alcohol in the  workplace  or outside of the workplace  in such a manner  as  impairs  or  prevents  the  performance  of the
Employee's  duties  hereunder or endangers the Employee or any other employee of the Company,  (C) acts of dishonesty or moral turpitude by the Employee that are detrimental to one or more of the FIRSTPLUS Companies,  (D) acts or omissions by the Employee that the Employee knew were likely to damage the business of one or more of the  FIRSTPLUS  Companies,  (E)  willful  and  repeated  failure  of the
Employee to perform any material  duties  hereunder or gross  negligence  of the
Employee in the  performance  of such duties,  or (F) failure by the Employee to obey the  reasonable  and lawful  orders and  policies of the Board of Directors that are consistent with the provisions of this Agreement (provided that, in the case of a conviction  described  in clause (A) above,  and in the case of clause
(B), (C), (D) or (E) above,  the Employee shall have received  written notice of such proposed  termination  and a reasonable  opportunity  to discuss the matter with the Board of Directors of the Company,  followed by written notice that the
Board of Directors of the Company adheres to its position.

                  (b)  Notwithstanding  anything to the  contrary  expressed  or implied herein,  except as required by applicable  law, the FIRSTPLUS  Companies shall not be  obligated to make any payments to the Employee or on his behalf of whatever kind or nature by reason of the  termination of the Employment Term (i)
by the  Employee  (except  in the case of the  breach of this  Agreement  by the
Company) or (ii)  pursuant to clause (i),  (ii) or (iii) of Section  7(a) above, other  than such  amounts,  if any,  that may be then  otherwise  payable to the
Employee  pursuant to the terms of the Company's  benefits  plans or pursuant to
Section 5(e) hereof.

                  (c) If the Company terminates  Employee's employment hereunder pursuant  to clause (iv) of Section  7(a),  whether  during the Initial  Term or during any Renewal  Term,  subject to and in exchange  for the  execution by the
Employee of a release  absolving  the Company of any  further  liability  to the

Employee  hereunder,  the Company shall pay to the Employee in six equal monthly installments,  on the  date  in  each  month  corresponding  with  the  date  of termination,  commencing with the month following termination and continuing for five additional consecutive months thereafter, as severance pay, an amount equal to one twelfth (1/12th) of the sum of (x) the Employee's annual Salary in effect immediately  prior  to  such  termination,  and  (y)  the  amount  of  incentive compensation  and bonuses,  if any,  paid to the Employee in respect of the most recent fiscal year of the Company preceding such termination. In any such event, the Company,  at its own expense,  shall provide the Employee with six months of continuation  of medical and health  benefits  pursuant to COBRA (subject to the
Employee's eligibility and timely election of such benefits).  The provisions of this Section 7(c) shall not be applicable to the  termination  of the Employee's employment at the end of the Initial Term or any Renewal Term.

                  (d) In the event of the death of the Employee at any time when he is entitled to receive  payments  under  Sections 7(c) hereof,  such payments shall be made to the estate of the Employee or if the Employee has  designated a
beneficiary  to  receive  such  payments   under  Section  7  hereof,   to  such
beneficiary.

                  (e) No interest shall accrue on or be paid with respect to any portion of any payments hereunder.

                  (f)  Employee  shall have no duty to mitigate any damages that he may incur by reason of  termination  of  employment  under the  circumstances described in Section 7(c) and shall be entitled to receive the amounts  provided in Section 7(c)  regardless of any income that he may receive from other sources following the date he becomes entitled to receive such amounts.

                  (g) Neither this Agreement nor any right or interest hereunder
shall  be   assignable   by  the   Employee  or  his   beneficiaries   or  legal
representatives without the Company's prior written consent; provided,  however, that nothing in this Section 7 shall  preclude the Employee  from  designating a beneficiary  to  receive  any  benefit  payable  hereunder  upon  his  death  or incapacity.

                  (h) Except as required  by law,  no right to receive  payments under this Agreement shall be subject to anticipation,  commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment,  levy or similar  process or to  assignment by operation of law, and any attempt, voluntary or involuntary,  to effect any such action shall be null, void and of no effect.

            8.    RESTRICTIVE COVENANTS.

                  (a)  During  the  Employment  Term and,  in the event that the
Employee's employment is terminated for any reason (including the non-renewal of this  Agreement in  accordance  with  Section  2(b) above),  during the 18-month period following such termination,  the Employee will not directly or indirectly
(as a director,  officer, executive employee, manager,  consultant,  independent contractor,  advisor  or  otherwise)  engage  in  competition  with,  or own any interest in,  perform any services for,  participate in or be connected with any business or organization  that engages in competition  with any of the FIRSTPLUS
Companies  within the  meaning  of Section  8(d),  provided,  however,  that the provisions  of this Section 8(a) shall not be deemed to prohibit the  Employee's ownership  of not more  than 2% of the  total  shares  of all  classes  of stock outstanding of any publicly held company.

                  (b) In the event that the Employee's  employment is terminated for any reason  (including the  non-renewal of this Agreement in accordance with
Section 2(b) above), during the 18-month period following such termination,  the
Employee will not directly or indirectly hire,  solicit,  retain,  compensate or otherwise  induce or attempt to induce any person who is and/or was an  employee of any of the FIRSTPLUS Companies at any time during the six months prior to the
Employee's  termination,  to leave the employ of the FIRSTPLUS Companies,  or in any way interfere with the relationship  between any of the FIRSTPLUS  Companies and any employee thereof.

                  (c)  During  the  Employment  Term and,  in the event that the
Employee's employment is terminated for any reason (including the non-renewal of this  Agreement in  accordance  with  Section  2(b) above),  during the 18-month period following such termination,  the Employee will not directly or indirectly hire,  engage,  send  any  work to,  place  orders  with,  or in any  manner  be associated  with any  supplier,  contractor,  subcontractor  or  other  business relation of any of the FIRSTPLUS  Companies if such action by the Employee would have a material adverse effect on the business, assets or financial condition of any of the FIRSTPLUS  Companies,  or materially  interfere with the relationship between any such person or entity and any of the FIRSTPLUS Companies.

                  (d) For all  purposes  in this  Section  8, a person or entity
(including without limitation,  the Employee) shall be deemed to be a competitor of or engaging in competition  with one or more of the FIRSTPLUS  Companies,  if such person or entity engages in any business  competing with, or  substantially similar to, the  businesses of one or more of the FIRSTPLUS  Companies,  as such businesses  exist at the time of termination of the Employee's  employment  with the  Company  in any state of the  United  States of America in which any of the
FIRSTPLUS  Companies conduct,  or are actively  investigating the possibility of conducting,  their businesses at the time of such termination. The provisions of this Section 8 shall cease to be  applicable to any state in which the FIRSTPLUS
Companies  are  actively  investigating  the  possibility  of  conducting  their businesses at the time of termination of Employee's employment with the Company, unless within three months after such termination,  the FIRSTPLUS Companies,  or any of them, have commenced soliciting  prospective customers in such state, and have effectuated  either of the following:  (i) the opening of an office in such state;  or (ii) the hiring of one or more employees to be employed in such state or the assignment of one or more incumbent employees to solicit business in such state.

                  (e) In  connection  with  the  foregoing  provisions  of  this
Section  8, the  Employee  represents  that  his  experience,  capabilities  and circumstances  are such that such provisions will not prevent him from earning a livelihood.  The Employee  further agrees that the limitations set forth in this
Section 8 (including,  without limitation,  time limitations) are reasonable and properly  required  for  the  adequate  protection  of the  current  and  future businesses of the FIRSTPLUS Companies.  It is understood that the covenants made by the  Employee in this Section 8 (and in Section 6 hereof)  shall  survive the expiration or termination of this Agreement.

            9.    LEGITIMATE BUSINESS INTERESTS OF THE FIRSTPLUS COMPANIES.

                  (a) The parties hereto  acknowledge and agree that the matters set forth above in Sections 6 and 8 constitute the legitimate business interests of the  FIRSTPLUS  Companies  and are hereby  conclusively  agreed to be legally sufficient to support such covenants. Such legitimate business interests include but are not necessarily limited to trade secrets; valuable confidential business or  professional  information  that does not legally  qualify as trade  secrets;
substantial  relationships  with specific  prospective or existing  customers or clients;  customer or client good will associated with an ongoing  business in a specific geographic location and a specific marketing area; and extraordinary or specialized  training.  It is  further  acknowledged  and  agreed  that all such restrictive  covenants set forth above are  reasonably  necessary to protect the legitimate  business interests of the FIRSTPLUS  Companies and are not overbroad or unreasonable.  It is acknowledged and agreed that the Company is specifically relying upon the foregoing statements in entering into this Agreement.

                  (b) The  Employee  acknowledges  that a remedy  at law for any breach or threatened breach of the provisions of Sections 6 or 8 hereof would be inadequate,  that the FIRSTPLUS  Companies would be irreparably  injured by such breach  and that,  therefore,  the  FIRSTPLUS  Companies  shall be  entitled  to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach.

            10.   BINDING EFFECT.  Without limiting or diminishing the effect of
Section 7 hereof,  this  Agreement  shall inure to the benefit of and be binding
upon  the  parties  hereto  and  their  respective  heirs,   successors,   legal
representatives and assigns.

            11.   NOTICES.  All  notices  that  are  required  or may  be  given pursuant  to the  terms of this  Agreement  shall  be in  writing  and  shall be sufficient  in all  respects if given in writing and (i)  delivered  personally,
(ii) mailed by  certified or  registered  mail,  return  receipt  requested  and postage  prepaid,  or (iii) sent via a  responsible  overnight  courier,  to the parties at their respective  addresses set forth above, or to such other address or addresses as either party shall have designated in writing to the other party hereto.  The date of the  giving  of such  notices  delivered  personally  or by carrier  shall be the  date of their  delivery  and the date of  giving  of such notices by  certified or  registered  mail shall be the date five days after the posting of the mail.

            12.   LAW  GOVERNING.  This  Agreement  shall  be  governed  by  and construed in accordance with the laws of the State of Texas, except that body of law relating to choice of laws.

            13.   SEVERABILITY.  In  the  event  that  any  court  of  competent jurisdiction  shall  finally hold that any provision of Section 6 or 8 hereof is void or constitutes an unreasonable restriction against the Employee,  Section 6 or 8, as the case may be,  shall not be  rendered  void,  but shall  apply  with respect to such  extent as such court may  judicially  determine  constitutes  a reasonable  restriction under the  circumstances,  and, in such connection,  the parties hereto  authorize any such court to modify or sever any such  provision, including  without  limitation,  any such  provision  relating to  duration  and geographical  area, to the extent deemed necessary or appropriate by such court.
If any part of this  Agreement  other than  Section 6 or 8 is held by a court of competent jurisdiction to be invalid,  illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy,  such part shall be deemed to be severed  from the  remainder of this  Agreement  for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

            14. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition,  nor shall any waiver or  relinquishment  of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

            15. ENTIRE AGREEMENT;  MODIFICATIONS. This Agreement constitutes the entire  agreement of the parties with respect to the subject  matter  hereof and supersedes all prior  agreements,  oral and written,  between the parties hereto with respect to the subject  matter  hereof.  This  Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

            16.  SURVIVAL  OF  PROVISIONS.   Neither  the  termination  of  this
Agreement, nor of Executive's employment hereunder, shall terminate or affect in any manner any  provision  of this  Agreement  that is  intended by its terms to survive such  termination,  including  without  limitation,  the  provisions  of
Sections 4 to 8 inclusive and Section 11 hereof.

            17.  COUNTERPARTS.  This  Agreement  may be  executed in two or more counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF,  the Company and the Employee have duly executed and delivered this Agreement, as of the day and year first above written.

                                    FIRSTPLUS FINANCIAL GROUP, INC.

                                    By: /s/ John Maxwell
                                       ---------------------------
                                    Name: John Maxwell
                                    Title: President and Chief Executive Officer

                                    /s/ William Handley
                                    ------------------------------
                                    William Handley

                                   APPENDIX A

                                      None